HDI/PulseWave™ CR-2000 Research CardioVascular
Profiling System U.S. Sale and License Agreement

THIS AGREEMENT (this "Agreement") is made and entered into as of this 12th day of August, 2009, by and between the following parties:

                              HDI:                                                                                           BUYER:

                              Hypertension Diagnostics, Inc.                                            University of Minnesota – CCBR/BIOSTAT
2915 Waters Road, Suite 108	University Office Plaza, Room 200
                              Eagan, MN  55121-3528  USA                                                2221 University Avenue SE
                             Attention: Greg H. Guettler                                                     Minneapolis, MN  55414
                             Telephone: 651-687-9999                                                         Attention: Gregg Larson
                             Facsimile: 651-687-0485                                                            Telephone: (612) 626-9030
                                  Facsimile: (612) 624-2819

IN CONSIDERATION of the premises and of the mutual covenants and other terms and conditions contained herein, HDI and Buyer hereby cause this Agreement to be executed as of the date first written above.

                                          HYPERTENSION DIAGNOSTICS, INC.                               University of Minnesota – CCBR/BIOSTAT

                                          By:  /s/ Greg H. Guettler                                           By:  /s/ Gregg Larson
                                          Greg H. Guettler
                                          Its:  President                                                                            Print Name:  Gregg Larson
Date Signed: September 8, 2009
Its:	Director, INSIGHT CORE

TERMS AND CONDITIONS

1.           Definitions.  For purposes of this Agreement:  (i) the term "System" shall mean the HDI/PulseWave™ CR-2000 Research CardioVascular Profiling System that is to be sold by HDI to Buyer pursuant to this Agreement; (ii) the term "Software" shall mean the software contained in the Instrument (“Instrument”) which is part of the System and which Software is to be licensed by HDI to Buyer pursuant to this Agreement; and (iii) the term "Instructions for Use" shall mean any written Instructions from HDI, and/or the Instructions for Use Manual and/or the Operator’s Manual for the System, and the Software provided by HDI, as revised by HDI (with or without notice to Buyer) from time to time.

2.           Sale of System.  HDI agrees to sell the System(s) to Buyer, and Buyer agrees to buy the System(s) from HDI consistent with the terms of the University of Minnesota Purchase Order Number 0000173712 dated August 12, 2009. HDI agrees to deliver the System(s) to Buyer and Buyer agrees to accept delivery of the System(s) and pay shipping, insurance and/or handling fees at the rate of cost plus ten percent (10%) per System.

Sale-4028, Rev. B

HDI/PulseWave™ CR-2000 Research CardioVascular
Profiling System U.S. Sale and License Agreement

3.           Grant of License to Use Software.

3.1           HDI hereby grants to Buyer a nonexclusive, nontransferable license (with no right to sublicense) to use one (1) copy of the Software solely in the Instrument.  The Software is, and shall at all times remain, the sole property of HDI and its contractors and Buyer shall have no right, title or interest therein except as expressly set forth in this Agreement.

3.2           HDI may from time to time release updated versions of the Software for use in the Instrument, that may be installed in the Instrument by HDI or its factory authorized service representatives. If installed in the Instrument, any such updated version of the Software shall be subject to this Agreement, and references herein to "Software" shall be deemed to include any such updated version.  In the event that an updated version of the Software is installed in the Instrument, Buyer understands that its license to use any previous version expires upon installation of any such update.

3.3           Subject to HDI's then-current customer support policies and procedures as in force from time to time (which may change without prior notice to Buyer), HDI shall use its best efforts to answer any technical support questions and requests of Buyer concerning the Software.  Buyer understands that any support that HDI does offer is available only if the Software is used in full compliance with the requirements of this Agreement.

4.           Restrictions on Uses of System and Software.

4.1           THE SYSTEM AND THE SOFTWARE ARE DESIGNED AND INTENDED ONLY FOR USE BY CLINICAL RESEARCH INVESTIGATORS AND SCIENTISTS.  BECAUSE OF THE NATURE OF THE SYSTEM AND THE SOFTWARE, AND BECAUSE OF APPLICABLE REGULATORY REQUIREMENTS, THE SYSTEM AND THE SOFTWARE MAY BE USED ONLY BY, OR UNDER THE SUPERVISION OF, A CLINICAL RESEARCH INVESTIGATOR OR SCIENTIST WHO HAS READ AND UNDERSTANDS THE INSTRUCTIONS FOR USE AND OPERATOR’S MANUAL AND WHO UNDERSTANDS THE USES AND LIMITATIONS OF THE SYSTEM AND THE SOFTWARE.  FURTHERMORE, THE SYSTEM AND THE SOFTWARE ARE TO BE USED FOR RESEARCH PURPOSES ONLY AND MAY BE USED ONLY TO GATHER INFORMATION FOR RESEARCH PURPOSES FROM HUMAN RESEARCH SUBJECTS.  THE SYSTEM MAY NOT BE USED TO SCREEN, DIAGNOSE, MONITOR OR EVALUATE THE TREATMENT OF PATIENTS IN ANY MANNER WHATSOEVER.

4.2           THE CLINICAL RESEARCH DATA PROVIDED BY THE SYSTEM AND THE SOFTWARE ARE TO BE USED AS REFERENCE TOOLS ONLY, AND SHOULD NOT BE GIVEN ANY UNDUE WEIGHT IN MAKING RESEARCH OR SCIENTIFIC DECISIONS.  SUCH CLINICAL RESEARCH DATA SHOULD NEVER REPLACE INFORMED MEDICAL JUDGMENT AND SCREENING, MONITORING, DIAGNOSIS AND/OR EVALUATION OF TREATMENT BY A COMPETENT AND LICENSED PHYSICIAN OR HEALTHCARE PROFESSIONAL.

4.3           USE UNDER ANY OTHER CIRCUMSTANCES OR BY ANY OTHER PERSON IS STRICTLY PROHIBITED AND VOIDS ANY WARRANTIES, REPRESENTATIONS AND REMEDIES NOT OTHERWISE DISCLAIMED BY HDI.

4.4           BUYER SHALL USE THE SYSTEM AND THE SOFTWARE IN A CAREFUL AND PROPER MANNER AND IN COMPLIANCE WITH THE INSTRUCTIONS FOR USE AND IN COMPLIANCE WITH ALL APPLICABLE STATE AND FEDERAL AND/OR INTERNATIONAL LAWS AND REGULATIONS.

Sale-4028, Rev. B

HDI/PulseWave™ CR-2000 Research CardioVascular
Profiling System U.S. Sale and License Agreement

5.           Other Restrictions on Use of Software.

5.1           The Software is Copyright© 1990-2009 Hypertension Diagnostics, Inc., and portions of the Software are Copyright© 1989-1996 Datalight, Inc. The Software is protected by U.S. and foreign copyright laws and international treaties, and Buyer agrees to treat it like any other copyrighted material. Without limiting the generality of the foregoing, Buyer shall not:  (i) use the Software on any computer or similar equipment other than the computer incorporated within the Instrument on which it was supplied by HDI; (ii) make or transmit any copy of the Software, where the copy is outside the Instrument; (iii) copy any written materials accompanying the Software; or (iv) remove the copyright notice from the Software or any accompanying written materials.

5.2           The Software and any accompanying written materials are provided with Restricted Right. Use, duplication or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of The Rights in Technical Data and Computer Software clause at 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software - Restricted Rights at 48 C.F.R. 52.227-19, as applicable.  The manufacturer of the Software is Hypertension Diagnostics, Inc. at 2915 Waters Road, Suite 108, Eagan, Minnesota 55121-3528, USA.

6.           Consideration.

6.1           Buyer agrees to pay to HDI the agreed-upon F.O.B. HDI facility (Eagan, Minnesota) purchase price for the System, plus applicable taxes, shipping, insurance and handling costs (“Fees”).  Such Fees shall be due and payable in United States Dollars as indicated in HDI's invoice therefor to Buyer or as otherwise agreed by the parties.  The Fees are payable to HDI within fifteen (15) days from the date of HDI’s invoice, and for late payment Buyer shall pay a late fee of 1.5% (or, if less, the maximum rate permitted by applicable law) of the outstanding balance, including fees, for every month or partial month that the balance is outstanding.  Buyer shall pay all applicable taxes and fees, if any, that are assessed with regard to this Agreement or the System.

6.2           The license for the Software granted to Buyer hereunder shall be royalty-free, it being understood between the parties that such license is supplementary to Buyer's purchase of the System.

7.           Exclusion of Warranties, Etc.  EXCEPT AS EXPRESSLY PROVIDED IN THE INSTRUCTIONS FOR USE, HDI MAKES NO REPRESENTATION OR WARRANTY, WHETHER WRITTEN, ORAL, STATUTORY, COMMON LAW, EXPRESS OR IMPLIED, CONCERNING THE SYSTEM OR THE SOFTWARE, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE.  HDI SHALL HAVE NO LIABILITY OF ANY KIND FOR ANY LOSSES OR DAMAGES RESULTING FROM OR RELATING TO THE USE OF THE SYSTEM OR THE SOFTWARE.  IN NO EVENT SHALL HDI BE LIABLE FOR ANY SPECIAL, DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND, WHETHER FOR BREACH OF WARRANTY, BREACH OF CONTRACT, TORT OR OTHERWISE, EVEN IF HDI SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE.

8.           Alterations, Etc.

8.1           Buyer agrees that it will make no alterations to the System, and will not attempt to perform any service on the System or open or dissemble the System in any manner whatsoever.

Sale-4028, Rev. B

HDI/PulseWave™ CR-2000 Research CardioVascular
Profiling System U.S. Sale and License Agreement

8.2           Buyer agrees that it shall not cause or permit any reverse compilation, reverse assembly, alteration, reverse engineering, decompilation, disassembly, creation of a derivative work from or other modification of all or any portion of the Software.  Buyer further agrees not to separate the Software into its component parts for use on any computer or similar equipment other than that incorporated within the System.  Buyer understands and agrees that any violation by Buyer of this paragraph 8.2 would constitute a material breach by Buyer of its obligations hereunder, as a result of which HDI (at its sole option) shall be entitled immediately to terminate the license to use the Software granted to Buyer hereunder, in which event Buyer shall immediately cease using the Software.

9.           Confidentiality.  Buyer acknowledges that the Software, including design, technology, source code, object code, file layouts, form design, operation description and any documentation provided in connection with the Software, is and shall constitute information that is confidential and proprietary to HDI.  Except as required or ordered by any governmental agency, court or tribunal of competent jurisdiction, Buyer shall not disclose to any third party or use for any purposes (other than in connection with the proper use of the System or the Software) any such confidential information belonging to HDI.

10.           Injunction.  Because breach of provisions of paragraphs 4, 5, or 8 could cause irreparable harm to HDI and its intellectual property rights, such that damages would be difficult to assess and could be an insufficient remedy, Buyer agrees that in the event of its breach of any of such provisions HDI may seek an injunction in addition to other remedies, without the need to post a bond.

11.           Default and Remedies.   An “Event of Default” will occur if the Buyer (a) fails to pay any Fees when due, or (b) breaches or fails to observe or perform any provision of this Agreement and that breach or failure continues for ten (10) calendar days following written notice by HDI to Buyer (except that no such 10-day period applies to breach of paragraphs 4, 5, or 8), or (c) Buyer becomes insolvent, is liquidated or dissolved or transfers substantially all of its assets, or a petition is filed by or against Buyer under any bankruptcy or insolvency law. Upon or at any time after the occurrence of an Event of Default, (a) HDI will be entitled to all accrued and unpaid Fees which will be immediately due and payable, without setoff, reduction or abatement, and (b) HDI will be entitled to have judgment against Buyer for the unpaid balance of the remaining Fees and all HDI’s costs and expenses, including reasonable attorneys’ fees, in enforcing this Agreement or exercising its rights and remedies.  HDI’s rights against Buyer will not be reduced by any collection rights HDI has against any other party as a result of Buyer’s breach of this Agreement. HDI’s remedies in this paragraph 11 are cumulative to the extent necessary to permit HDI to recover amounts for which Buyer is liable under this Agreement and related attorneys’ fees.

12.           Choice of Law; Dispute Resolution.  This Agreement shall be governed in all respects by the laws of the State of Minnesota, excluding its choice of law principles, and excluding (where otherwise applicable) the United Nations Convention on Contracts for the International Sale of Goods.  Any dispute between the parties arising under or relating to this Agreement shall be finally resolved in State or Federal court in the State of Minnesota, and Buyer agrees to personal jurisdiction in any such court; except that if Buyer has its notice address (indicated above) outside the United States, then any such dispute shall be finally resolved by binding arbitration held in the English language in Minneapolis, Minnesota in accordance with the International Arbitration Rules of the American Arbitration Association.

Sale-4028, Rev. B

HDI/PulseWave™ CR-2000 Research CardioVascular
Profiling System U.S. Sale and License Agreement

                 13.           Miscellaneous.

13.1           Any notice or approval required or permitted under this Agreement shall be in writing and shall be sent by registered or certified mail (or airmail if applicable), postage prepaid, or by facsimile to the address or facsimile number indicated above or to any other address or facsimile number designated by prior written notice.  Any notice sent by mail shall be deemed received four (4) business days after its mailing (or ten (10) business days if sent by airmail).  Any notice sent by facsimile shall be deemed received the next business day after its transmission.

13.2           This Agreement may not be amended, modified or waived except by a writing signed by an authorized representative of the party against whom such amendment, modification or waiver is asserted. No waiver of or any failure or omission to enforce any provision of this Agreement or any claim or right arising hereunder shall be deemed to be a waiver of any other provision of this Agreement or any other claim or right arising hereunder.

13.3           Buyer may not assign its rights, delegate its duties or otherwise transfer its interests hereunder, in whole or in part, without the prior written consent of HDI, which consent may be withheld at the sole discretion of HDI.  Subject to the foregoing, this Agreement shall be binding upon, and shall enure to the benefit of, the parties, their successors and permitted assigns.

13.4           If any provision of this Agreement is declared illegal, invalid or otherwise unenforceable, such provision shall be deemed severed, with the remaining provisions of this Agreement being deemed to remain in full force and effect.

13.5           Paragraph headings herein are intended for convenience of reference only, and shall not in any way limit, define, amplify or otherwise affect the interpretation of any term of this Agreement.

14.           Entire Agreement.  Except for the Instructions for Use, this Agreement constitutes the complete Agreement between the parties relating to the subject matter hereof and supersedes all prior understandings or arrangements between them relating to the subject matter hereof.  Other than the Instructions for Use and/or Operating Manual, no other contracts, warranties, promises or representations, either oral or in writing, relating to the subject matter of this Agreement shall bind either party.

Page 5 of 5 Sale-4028, Rev. B